       19                                                    EXHIBIT 3.1

Sept, 2005

                            FRANKLIN ELECTRIC CO., INC.
                   AMENDED AND RESTATED ARTICLES OF INCORPORATION



                                   ARTICLE I

                                      Name
                                      ----

    The name of the Corporation is Franklin Electric Co., Inc.

                                   ARTICLE II

                               Purposes and Powers
                               -------------------

    2.01. PURPOSES. The purposes for which the Corporation is formed are (a) to engage in the general business of manufacturing production and selling products, and (b) without limitation, to engage in any and all lawful business or activity for which corporations may be incorporated under the Indiana Business Corporation Law, as may be amended from time to time (the "IBCL").

    2.02. POWERS. The Corporation shall have (a) the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, and (b) without limitation, all powers, rights and privileges granted to corporations by the IBCL.

                                    ARTICLE III

                                Term of Existence
                                -----------------

    The period during which the Corporation shall continue is perpetual.

                                    ARTICLE IV

                       Registered Office and Registered Agent
                       --------------------------------------

    The current street address of the Corporation's registered office is 400 East Spring Street, Bluffton, Indiana 46714, and the name of the Corporation's registered agent at that office is Thomas J. Strupp.

                                     ARTICLE V

                              Amount of Capital Stock
                              -----------------------

    The total number of shares into which the authorized capital stock of the Corporation is divided is 50,100,000 shares, consisting of 5,100,000 shares without par value and 45,000,000 shares with par value of $.10 per share.

                                   ARTICLE VI

                             Terms of Capital Stock
                             ----------------------

    The shares of authorized capital stock are divided into classes as follows:

1. 100,000 shares of Preference Stock, without par value (hereinafter sometimes referred to as "Preference Stock");

2. 5,000,000 shares of Preferred Stock, without par value (hereinafter sometimes referred to as "Preferred Stock"); and

3. 45,000,000 shares of Common Stock, par value $.10 per share
      (hereinafter sometimes referred to as "Common Stock").

     The preferences, limitations and relative rights of each class are as follows:

A.  PREFERENCE STOCK.

    Shares of Preference Stock may be issued from time to time in one or more series, in such amounts and for such consideration as the Board of Directors may determine and with such preferences, limitations and relative rights as shall be determined and stated by the Board of Directors. Such preferences, limitations and relative rights shall be determined and stated for each such series of Preference Stock by resolution of the Board of Directors prior to the issuance of each of such series, which resolution shall authorize the issuance of such series and the authority for which is hereby granted to the Board of Directors of the Corporation. Without limiting the generality of the authority granted to the Board of Directors herein, the Board of Directors shall have the power, right and authority to determine the following preferences, limitations and relative rights:

    (1) Designation. The designation of each series, which designation shall be by distinguishing letter, number, title or combination thereof.

    (2)     Number.  The number of shares of any series to be issued.

    (3) Dividend Source, Rate and Dates. The source, rate and dates of any dividends payable with respect to shares of any series; provided, however, that no dividends shall be payable upon the shares of Preference Stock to the extent that (i) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the Corporation's total assets would be less than the sum of its total liabilities plus (unless otherwise provided in these Articles of Incorporation) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

     (4) Dividend Accumulations. Whether any dividends which may be payable with respect to shares of any series shall be cumulative; and, if they shall be cumulative, then the dates from which such dividends shall start to cumulate.

    (5) Dividend Preferences. The preference or preferences, if any, to be accorded dividends payable with respect to shares of any series.

    (6) Redemption. The redemption rights and prices, if any, with respect to shares of any series.

    (7)     Sinking Fund   The terms and amount of any sinking fund provided
for the redemption of shares of any series.

    (8) Rights of Purchase. The rights, if any, of the Corporation to purchase for retirement, other than by way of redemption, shares of any series, and the terms and conditions of any such purchase rights.

    (9) Conversion. Whether or not the shares of any series shall be convertible into Common Stock or into shares of stock of any other series or number of series or into any other security; and, if so, the conversion price or prices, any adjustments thereof and/or any other terms and conditions upon which such conversion may be effected.

    (10) Liquidation. The preference or preferences, if any, with respect to shares of any series entitled to receive the net assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

    (11) Voting. The voting rights, if any, to which the holders of the shares of Preference Stock may be entitled.

B.   SERIES I JUNIOR PARTICIPATING PREFERENCE STOCK.

    This Section B of this Article VI hereby creates a series of Preference Stock and hereby states the designation and number of shares, and fixes the relative powers, preferences and rights of such series.

    (1) Designation and Amount. The shares of such series shall be designated as "Series I Junior Participating Preference Stock" (the "Series I Preference Stock") and the number of shares constituting the Series I Preference Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series I Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series I Preference Stock.

    (2) Dividend Rights. Subject to the rights of the holders of any shares of any series of Preference Stock (or any similar shares) ranking prior and superior to the Series I Preference Stock with respect to dividends, the holders of Series I Preference Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $16.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series I Preference Stock or fraction of a Series I Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series I Preference Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    The Corporation shall declare a dividend or distribution on the Series I Preference Stock as provided in this paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $16.00 per share on the Series I Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    Dividends shall begin to accrue and be cumulative on outstanding Series I Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series I Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series I Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series I Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

    (3)     Redemption. The Series I Preference Stock shall not be redeemable.

    (4) Conversion. The Series I Preference Stock shall not be convertible into Common Stock or shares of any other series of any other class of preferred stock of the Corporation ("Preferred Stock") or Preference Stock unless the terms of any such series provide otherwise.

    (5) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made, (i) to the holders of stock ranking junior (either as to dividends or upon liquidation) to the holders of Series I Preference Stock unless, prior thereto, the holders of Series I Preference Stock shall have received from the assets of the Corporation a preferential amount equal to $5,000 per share plus all accrued and unpaid dividends thereon, whether or not declared, to the date of payment, provided that the holders of Series I Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preference Stock, except distributions made ratably on the Series I Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such stock are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series I Preference Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (6) Voting. Except as provided herein or as may be required by law, holders of Series I Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

    In addition to any other voting rights as a separate class or otherwise to which the holders of Series I Preference Stock may be entitled by law and subject to the provision for adjustment hereinafter set forth, each share of Series I Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series I Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Except as otherwise provided herein, in any other provisions of the Restated Articles of Incorporation of the Corporation creating a series of Preferred Stock or Preference Stock or any similar stock, or by law, the holders of Series I Preference Stock and the holders of Common stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

    If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends," (as that term is hereinafter defined), on the Series I Preference Stock shall exist, the number of directors constituting the Board of Directors of the Company shall be increased by two (2), and the holders of the Series I Preference Stock and any other series of Preference Stock (whether or not the holders of such stock would be entitled to vote for the election of directors if such default in preference dividends did not exist) shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two (2) directors of the Company to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series I Preference Stock. Each director elected by the holders of Series I Preference Stock and any other series of Preference Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series I Preference Stock and any other series of Preference Stock voting together as a single class without regard to series, at a meeting of the shareholders or of the holders of Series I Preference Stock and any other series of Preference Stock called for the purpose. So long as a default in any preference dividends on the Series I Preference Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series I Preference Stock and any other series of Preference Stock voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Company shall be reduced by two
(2). For the purposes hereof, a "default in preference dividends" on the Series I Preference Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Series I Preference Stock shall be equivalent to six (6) full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all Series I Preference Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

    (7)     Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series I Preference Stock as provided in paragraph 2 of this Section B are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series I Preference Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preference Stock;

(ii) declare or pay dividends, or make any other distributions, on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preference Stock, except dividends paid ratably on the Series I Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such stock are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preference Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any Series I Preference Stock, or any stock ranking on a parity with the Series I Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any stock of the Corporation unless the Corporation could, under paragraph 7(a) of this Section B, purchase or otherwise acquire such stock at such time and in such manner.

    (8) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series I Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series I Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (9) Priorities. So long as any Series I Preference Stock remains outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series I Preference Stock, voting together as a single class, amend, alter or repeal any of the provisions of these Restated Articles of Incorporation so as adversely to affect the preferences, limitations and relative rights of Series I Preference Stock. So long as any Series I Preference Stock remains outstanding, Series I Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to any other series of any other class of Preference Stock, unless the terms of any such series shall provide otherwise.

    (10) Status of Reacquired Shares. The Corporation shall retire and cancel any shares of Series I Preference Stock that it redeems, purchases or otherwise acquires. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth in the restated Articles of Incorporation creating a series of Preference Stock or as otherwise required by law.

C.   PREFERRED STOCK.

    Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any other series at any time outstanding. Subject to the provisions of Section D of this ARTICLE VI, the Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

(a) the distinctive designation of, and the number of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(b) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of shares of the Corporation, or on any series of Preferred Stock or of any other class or classes of shares of the Corporation and whether such dividends shall be cumulative or non-cumulative;

(c) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of shares of the Corporation, or of any series of Preferred Stock, and the terms and conditions of such conversion or exchange;

(d) whether shares of the series shall be subject to a redemption price or prices including, without limitation, a redemption price or prices payable in Common Stock and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

(e) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

(f) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(g) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine.

    No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Indiana Business Corporation Law, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

D.   COMMON STOCK.

    (1) Dividend Rights. Subject to the rights of all stock of the Corporation ranking, as to dividends, senior to Common Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Corporation from time to time and paid on Common Stock out of any assets of the Corporation at the time legally available for the payment of dividends.

    (2) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Common Stock shall be entitled to share ratably in the assets of the Corporation remaining after all distributions or payments shall have been made to the holders of any class of stock (or series thereof) of the Corporation ranking senior, as to liquidation rights, to Common Stock.

    The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

    (3) Voting. Except as provided herein or as may be required by law, all voting power shall vest exclusively in the holders of shares of Common Stock. Each share of Common Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.

E.   DISTRIBUTIONS TO SHAREHOLDERS.

    The Board of Directors may authorize and the Corporation may make distributions to its shareholders if, after giving the distribution effect,
(a) the Corporation would be able to pay its debts as they become due in the usual course of business and, (b) the Corporation's total assets would be greater than its total liabilities, without regard to any amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

                                 ARTICLE VII

                       Voting Rights of Common Stock
                       -----------------------------

    7.01. COMMON STOCK. Every holder of shares of common stock shall have the right, at every shareholders' meeting, to one vote for each share of common stock standing in his name on the books of the Corporation, except as otherwise provided in the IBCL.

                                ARTICLE VIII

                                  Directors
                                  ---------

    8.01. NUMBER. The number of Directors shall be not less than three (3) nor more than eleven (11) and the exact number may from time to time be fixed by the By-Laws. If the By-Laws do not fix the number of Directors, then the number of Directors shall be five (5).

    8.02. CLASSES OF DIRECTOR. The By-Laws may provide that the Directors shall be divided into two (2) or three (3) classes, with each class containing one-half (1/2) or one third (1/3) of the total, with an equal number of Directors or as near equal as may be, and whose terms of office shall expire at different times. If Directors are divided into classes, the terms of the Directors in the first class shall expire at the first annual shareholders' meeting after their election, the terms of the second class shall expire at the second annual shareholders' meeting after their election, and the terms of the third class, if any, shall expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting thereafter, Directors shall be chosen for a term of two (2) years or three (3) years, as the case may be, to succeed those whose term expire. If the By-Laws provide for a classified Board, then prior to the completion of their term of office, a Director may be removed, with or without cause, only at a meeting of the shareholders called and held for that purpose, by the affirmative vote of the holders of outstanding shares of not less than two-thirds (2/3) of the shares entitled to vote, by class, if applicable. Directors need not be shareholders. A majority of the Directors at any time shall be citizens of the United States.

    8.03.  VACANCIES.   Vacancies occurring in the Board of Directors shall be
filled in the manner provided in the By-Laws, or if the By-Laws do not provide for the filling of vacancies then in the manner provided by Indiana law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

    8.04. REMOVAL OF DIRECTORS. Prior to the completion of their term of office, and subject to the provisions of Section 8.02, a Director may only be removed by the shareholders, and in the manner as provided under the IBCL.

                                  ARTICLE IX

                  Provisions for Regulation of Business And
                  -----------------------------------------
                     Conduct of Affairs of Corporation
                     ---------------------------------

    9.01. SHAREHOLDER MEETINGS AND BOARD MEETINGS. Meetings of the shareholders may be held either at the principal office of the Corporation in the State of Indiana or at any other place, within or without the State of Indiana, as provided by the By-Laws of the Corporation and the notices of such meetings. Meetings of the Board of Directors may be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws.

    9.02. POWERS OF BOARD. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the IBCL. The Board of Directors shall have the exclusive power to make, amend, repeal or waive By-Laws and the provisions thereof.

    9.03. NONLIABILITY OF SHAREHOLDERS. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debt.

    9.04.  INTERESTS OF DIRECTORS.

(a)  A conflict of interest transaction is a transaction with     the
Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

(1) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a Committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

(2) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

       (3)   The transaction was fair to the Corporation.

(b) For purposes of this Section 9.04, a Director of the Corporation has an indirect interest in a transaction if:

(1) another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction, or

(2) another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

(c) For purposes of Section 9.04(a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of

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Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 9.04.

The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 9.04(a)(l), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

(d) For purposes of Section 9.04(a)(2), shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 9.04(b), may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

(e) This Section 9.04 shall not be construed to require authorization, ratification, or approval by the shareholders of any transaction or to invalidate any transaction that would otherwise be valid under common or statutory law.

                                    ARTICLE X

                                Amendment or Repeal
                                -------------------

    10.01. AMENDMENT OR REPEAL: CERTAIN PROVISIONS. Any amendment or repeal of all or any part of this Article X and of Sections 8.01 and 8.02 of Article VIII, shall require the affirmative vote of the holders of outstanding shares of not less than two-thirds (2/3) of the shares entitled to vote, by class, if applicable.

    10.02.  AMENDMENT OR REPEAL: OTHER PROVISIONS.   Except as is otherwise
expressly provided in Section 10.01, all other provisions of the Articles of Incorporation, as amended, may be amended or repealed in the manner now or hereafter permitted by law, and all rights conferred upon shareholders by these Articles of Incorporation, as amended, are conferred subject to this reservation.

















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